UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2011

DUOYUAN PRINTING, INC.
(Exact name of registrant as specified in its charter)

Wyoming	001-34520	91-1922225
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 3 Jinyuan Road Daxing Industrial Development Zone Beijing, People’s Republic of China	102600
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 10 6021 2222

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

ÿ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ÿ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ÿ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ÿ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

Audit Committee

On June 17, 2011, the Board of Directors (the “Board”) of Duoyuan Printing, Inc. (the “Company”) delegated to the Audit Committee (the “Committee”) all of the Board’s rights and authority with respect to any and all matters involving or arising out of the investigation by the Securities and Exchange Commission (“SEC”) that began in October 2010 and the Company’s continuing internal investigation being conducted by Baker & McKenzie LLP.  The Committee’s authority includes the right to engage and oversee counsel and other advisors in connection with the SEC and internal investigations and the right to propose, adopt and implement remedial measures.

On June 17, 2011, the Audit Committee appointed Dechert LLP as its legal counsel to advise the Committee in connection with the SEC and internal investigations, as well as other matters as deemed appropriate by the Committee and Dechert LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUOYUAN PRINTING, INC.

By:	/s/ Xiqing Diao
Name:	Xiqing Diao
Title:	Chief Executive Officer

Date: June 21, 2011